Exhibit 21

United Continental Holdings, Inc., United Air Lines, Inc. and Continental Airlines, Inc. Subsidiaries

(as of February 22, 2012)

Entity	Jurisdiction of Incorporation

United Continental Holdings, Inc.	Delaware

Wholly-owned subsidiaries*:

Air Wis Services, Inc.	Wisconsin

• Air Wisconsin, Inc.	Wisconsin

• Domicile Management Services, Inc.**	Delaware

Continental Airlines, Inc.	Delaware

• Air Micronesia, Inc.	Delaware

• Continental Micronesia, Inc.	Delaware

• CAL Cargo, S.A. de C.V.**	Mexico

• CALFINCO Inc.	Delaware

• Century Casualty Company	Vermont

• Continental Airlines de Mexico, S.A.**	Mexico

• Continental Airlines Domain Name Limited	England

• Continental Airlines Finance Trust II	Delaware

• Continental Airlines Fuel Purchasing Group, LLC	Delaware

• Continental Airlines, Inc. Supplemental Retirement Plan for Pilots Trust Agreement	Delaware

• Continental Airlines Purchasing Holdings LLC	Delaware

• Continental Airlines Purchasing Services LLC**	Delaware

• Continental Express, Inc.	Delaware

• Presidents Club of Guam, Inc.	Delaware

Four Star Insurance Company, Ltd.	Bermuda

UAL Benefits Management, Inc.	Delaware

United Air Lines, Inc.	Delaware

• Covia LLC**	Delaware

• Mileage Plus Holdings, LLC	Delaware

• MPH I, Inc.	Delaware

• Mileage Plus Marketing, Inc.	Delaware

• Mileage Plus, Inc.	Delaware

• United Aviation Fuels Corporation	Delaware

• United Cogen, Inc.	Delaware

• United Vacations, Inc.	Delaware

*Subsidiaries of United Continental Holdings, Inc. are wholly-owned unless otherwise indicated

**Domicile Management Services Inc. is 99.9% owned by Air Wis Services, Inc. and 0.1% owned by United Air Lines, Inc. CAL Cargo, S.A. de C.V. is 99.99% owned by Continental Air Lines, Inc. and .01% owned by CALFINCO Inc. Continental Airlines de Mexico, S.A. is 99.96% owned by Continental Airlines, Inc. and .04% owned by individuals. Continental Airlines Purchasing Services LLC is 99% owned by Continental Airlines Purchasing Holdings LLC and 1% owned by Continental Airlines, Inc. Covia LLC currently owns an approximately 56% equity interest in the Galileo Japan Partnership, a Delaware general partnership.